                                                                    EXHIBIT 10.3

                                   AGREEMENT

This Agreement is effective as of November 12, 1998 (the "Effective Date"), between REALNETWORKS, INC., with an address at 1111 Third Avenue, Suite 2900, Seattle, Washington 98101 ("RN"); and AUDIBLE INC., with an address at 65
Willowbrook Blvd., Wayne, NJ 07470   ("Audible").  In consideration for the
rights and licenses granted below, the parties hereby agree as follows:

WHEREAS, Audible is in the business of licensing, creating, delivering and offering for playback through the desktop and mobile audio devices digital sound files over the Internet and corporate intranets;

WHEREAS, RN is in the business of developing and distributing technology and products to enable the real-time transmission and playback of digital data files through a server-client system over the Internet and corporate intranets;

WHEREAS, Audible desires to develop certain of its products to be compatible and interoperable with certain RN products in order to enable the delivery and desktop playback of Audible-enabled digital sound files through RN's RealPlayer, as further defined below; and

WHEREAS, RN desires to promote and distribute certain Audible Products, as further defined below, and desires the RealPlayer G2 (and all future versions of the RealPlayer which may be developed during the Term) to be a preferred desktop player for Audible-enabled digital sound files.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Definitions.
     -----------

     1.1 "Active Merchandising" shall mean RN's marketing of Audible Content Bundles to be sold with RealPlayer Plus, described more fully in Sections 4.2 and 8.

     1.2  "Advance" means a non-refundable payment.

     1.3 "Audible Content" means spoken word or musical content licensed by Audible from third party licensors or produced by Audible, which content is encoded into Audible's file format and is accessible for playback using the then-current Audible decoder(s) during the Term.

     1.4 "Audible Desktop Player" means the Audible software currently used to play back Audible Content on personal computers (which do not include handheld computers or other mobile devices not specifically deemed personal computers).

     1.5 "Audible Documentation" means End User License Agreements, instructions, users' guides, manuals, diagrams and other written material, whether in printed or electronic form and intended for end users and which describes the installation, functions, use and operation of the Audible Products.

_________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

     1.6 "Audible Plug-in" means the software developed by or on behalf of Audible that when added to RealPlayer G2 (and to future versions of the RealPlayer that may be developed during the Term) enables the desktop playback of Audible Content.

     1.7 "Audible Product(s)" means the Audible hardware player ("Audible MobilePlayer") and Audible's client software ("Audible Client Software"), all as of the date of execution of this Agreement and solely as they may be modified during the Term and as further described on Exhibit A hereto, and related Documentation.

     1.8 "Audible Third Party Product" means mobile playback devices utilizing proprietary functionality licensed by Audible to third parties.

     1.9   [* * *].

     1.10 "RealPlayer" means the client portion of RN's client-server RealSystem designed primarily to be used for Internet or intranet-based delivery of streaming audio, video and other media, and which enables the playback of RN-formatted media files over the Internet or a corporate intranet on an end user's personal computer.

     1.11 "RN Codecs" means audio compression and decompression software wholly-owned by RN. Specific RN Codecs are described more fully in attached Exhibit G.

     1.12  [* * *].

     1.13  [* * *].

2.   RN's Rights and Obligations.
     ---------------------------

     2.1   License.  Audible hereby grants RN a non-exclusive, non-transferable,
           -------
worldwide license to market, sublicense for distribution and distribute Audible Products on a stand-alone basis and bundled with other RN products, both in physical formats and electronically from RN's website, and through RN's distributors. RN's right to "sublicense for distribution" shall be governed by the Price List set forth in Exhibit F and as it may be amended during the Term.

     2.2   Sales Efforts. [* * *].  RN will include pertinent information about
           -------------
the Audible Products in all RN's promotional and marketing materials targeted for Intranet customers.

     2.3   Fair Dealing.  In conducting all activities relating to the Audible
           ------------
Products hereunder, RN agrees to: (i) conduct business in a manner that reflects favorably at all times on the Audible Products and Audible's good name, goodwill and reputation; (ii) not employ deceptive, misleading or unethical practices that are or might be detrimental to the Audible Products, including disparagement of Audible or the Audible Products; (iii) not make any false or misleading representations with regard to Audible or the Audible Products; (iv) not publish or employ any misleading or deceptive advertising material; (v) not make any representations, warranties or guaranties to anyone with respect to the specifications, features or capabilities of the Audible Products that are inconsistent with the literature distributed by Audible, including all warranties and disclaimers contained in such literature; and (vi) not engage in illegal or deceptive trade practices with respect to the Audible Products.


_________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

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     2.4  Mobile Content Site.  RN shall maintain a "Mobile Content Site" as
          -------------------
part of its Daily Briefing/Timecast sites, and/or successors thereto. [* * *] The parties will cooperate to secure the participation of additional content providers in the Mobile Content Site. In addition, Audible may supply excerpts of Audible Content for distribution via the Mobile Content Site. Such excerpts shall be chosen at Audible's discretion and approved by RN, approval of which will not be unreasonably withheld. Such excerpts may be updated from time to time upon mutual agreement.

     2.5  [* * *]

     2.6  Audible.com Link in "Sites". Upon the availability of the public Gold
          ----------------------------
version of the Audible Plug-in RN will feature Audible.com in the "Sites " pull-down menu in the next immediate release of the RealPlayer G2 (and in the comparable menu of future versions of the RealPlayer which may be developed during the Term) releases and/or on its website(s). Such feature in "Sites" or its successor shall include "pull-downs" to sub-categories within Audible.com.

     2.7  RN Technical Support.  RN will  make commercially reasonable best
          ---------------------
efforts to provide technical support to Audible in support of Audible's Product Development efforts as defined below in Section 3.1.

     2.8  RN Codecs
          ---------

          2.8.1  [* * *]

_________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

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          2.8.2  In consideration for RN's grant to Audible [* * *] Audible shall pay RN a one-time royalty per Audible MobilePlayer and Audible Third Party Product which contains any one or more such RN [* * *] actually used by end-users (net of returns), at the rates set forth in Exhibit H. The royalty shall be payable as of the "Royalty Commencement Date" as defined in Exhibit H, and shall be paid in accordance with the terms of Exhibit H. This royalty payment obligation, and the payment terms of Exhibit H, shall survive the termination of this Agreement, and shall remain in full force and effect during the five year period set forth in Section 2.8.1. End users who license, acquire or purchase Audible Products, Audible Content or Audible Third Party Products containing any RN Codec or [* * *] during the Term shall have the right to use the same in perpetuity.

          2.8.3 [* * *] Such bundle may, in Audible's discretion, contain other Audible software.

     2.9  Mobile RealAudio Download Functionality.
          ----------------------------------------

          2.9.1 RN will make commercially reasonable efforts to ensure that its encoding tools present the mobile download option, which may be enabled by end users of said encoding tools, upon the earlier of the release of the Gold version of its G2 encoding tools or [* * *] of execution of this Agreement.

          2.9.2  [* * *]

          2.9.3 Audible shall develop a client plug-in (at Audible's discretion part of the Audible Plug-in) to provide "mobile download client functionality" for Mobile RealAudio files ("Client Plug-in"). The Client Plug-in will present customers with an "easy-to-use" and seamless content download option. Audible will use its best efforts to develop and make available for distribution the Client Plug-in upon the release of the Gold version of its G2 encoding tools, [*
* *] of execution of this Agreement.

3.   Audible's Rights and Obligations.
     --------------------------------

     3.1  Product Development.  Audible will use its best efforts to create an
          -------------------
Audible Plug-in for RealPlayer G2 [* * *] of execution of this Agreement, assuming RN has provided commercially reasonable timely and effective support to Audible in its efforts to develop and deploy the Audible Plug-in. The Audible Plug-in shall allow the RealPlayer G2 to play back Audible Content. [* * *]. RN will introduce Audible to outside contractors with whom RN has worked should Audible desire to obtain their services in connection with the development of the Audible Plug-in.

     3.2  Beta Releases.  So that RN will remain fully knowledgeable about the
          -------------
Audible Products, Audible will provide RN with private beta releases of the Audible Products as soon as such releases are available, and with reasonable notice and access to planned product changes.

     3.3  Order Fulfillment.  All orders of Audible Products from RN customers
          -----------------
will be fulfilled by Audible provided that Audible's standard costs of shipping & handling will be collected by RN and promptly remitted to Audible. The parties shall agree on ordering, fulfillment, and billing methods.


_________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

     3.4  [* * *].

4.   Audible Advances.
     ----------------

     4.1  Total Advance.  Audible will pay RN Advances in accordance with
          -------------
Sections 4.2 through 4.6, below, totaling $250,000.

     4.2  Content Sales Advance.  Audible will pay a Content Sales Advance of
          ---------------------
$[* * *] against RN's revenue share for the joint sale of Audible Content Bundles. Content Bundles shall consist of approximately [* * *] Audible Content titles and shall be offered for sale by RN as an optional attachment to all versions of RealPlayer Plus sales for a minimum of [* * *] days of Active Merchandising. RN shall commence Active Merchandising promptly after release of the Audible Plug-in for RealPlayer G2 upon written notice to Audible. All Content Bundles shall be hosted and delivered from Audible servers in a fashion that shall be completely transparent to the customer who will only see that the Content Bundles are originating from the RN web site. RN shall be responsible for all customer billing associated with the sale of Content Bundles.

          By way of example, Content Bundles may be priced at $[* * *] or $[* * *] and may consist of thematically linked Audible Content titles (e.g. "Comic Genius", "Great Reads") or the customer may have the option to select a certain number of Audible Content titles from a broad selection of Audible Content. As part of RN's obligation to engage in such Active Merchandising, RN shall use commercially reasonable best efforts to engage in a variety of marketing tests to determine the most effective marketing program that will result in the greatest number of sales of Content Bundles. By way of example, such tests shall include placement of access to the Content Bundles in different areas of the RealStore, [* * *], tests of advertising methods, co-development of promotions, and other commercially reasonable efforts to develop the most effective marketing and sales program. [* * *].

The payment of the Content Sales Advance shall be as follows:

          4.2.1 Audible shall pay an Advance of $[* * *], due and payable [* * *] days after the Effective Date;

          4.2.2 Audible shall pay an Advance of $[* * *], due and payable [* * *] days after commencement of Active Merchandising by RN;

          4.2.3 Audible shall pay an Advance of $[* * *], due and payable [* * *] days after commencement of Active Merchandising by RN.

     4.3  Content Sales Revenue Share.  The parties' respective revenue shares
          ---------------------------
from joint sales of Audible Content Bundles shall be as follows:

          4.3.1 "Gross Revenue From Content Bundles" from such joint sales shall mean any and all revenue generated by such sales;

          4.3.2 The parties shall be reimbursed from Gross Revenue from Content Bundles for any reasonable actual out-of-pocket third party obligations directly attributable to such joint sales. The parties shall provide each other with a written accounting of all such third party obligations on a monthly


_________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

basis, commencing on the date the Content Bundles are initially offered for sale and continuing for as long as the Content Bundles are offered for sale;

          4.3.3 Any third party obligations directly attributable to such joint sales which cannot be reimbursed in a sales period because of insufficient Gross Revenue From Content Bundles shall carry over to subsequent sales periods, and shall be reimbursed from Gross Revenue From Content Bundles in subsequent sales periods;

          4.3.4 After payment of any such third-party obligations, Audible shall be entitled to all revenues generated from the sale of Content Bundles until Audible has fully recouped the Content Sales Advance as set forth in
Section 4.2 above. Immediately upon Audible's full recoupement, the amounts remaining after such third-party reimbursements shall be [* * *] RN and Audible.

          4.3.5 Audible shall provide RN with a detailed statement of account, together with a check in the amount of any payment due hereunder, on a monthly net 30 day basis commencing on the date the Content Bundles are initially offered for sale.

     4.4  Royalty Advance for Playback Devices. Audible will pay a Royalty
          ------------------------------------
Advance of $[* * *] applied to royalties owed by Audible for the first [* * *] units of Audible-enabled mobile playback devices (referenced in paragraph 2.8.2 above), based upon the royalty rate of $[* * *] per unit. This Royalty Advance shall be due and payable [* * *] days after the Effective Date [* * *]. The royalty rates set forth in this section 4.4 are payable per-unit. Audible shall pay one royalty per Audible-enabled playback device that accesses and plays RealAudio files or Audible files encoded using the RN [* * *]. The royalty rates and terms for additional units are set forth in Exhibit H.

     4.5  [* * *].

          4.5.1   [* * *].

          4.5.2   [* * *].

          4.5.3   [* * *].

          4.5.4   [* * *].

     4.6  Banner Advertising Advance. Audible will pay RN a Banner Advertising
          --------------------------
Advance of $ [* * *], which RN shall apply, to advertising fees incurred by Audible for banner advertising on RN web sites. This Banner Advertising Advance shall be paid in the following manner: RN and Audible shall mutually agree upon an advertising schedule (including number of impressions and locations of advertisements) pursuant to which, for example, at the applicable rates, Audible's fees shall be approximately $[* * *] per month for a [* * *] month schedule. The applicable rates for such Audible advertising shall be at the most favorable ratecard offered by RN to third parties for comparable advertising at the time the schedule is agreed upon by Audible and RN. Advertising fees incurred by Audible shall be invoiced and shall be payable according to RN's standard policies. Subject to RN's commercially reasonable best efforts to deliver on the mutually agreed-up advertising schedule, the full amount of this $[* * *] Banner Advertising Advance shall be paid by Audible no later than [* * *].

_________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

5    G2 Plug-In Release.
     ------------------

     5.1  Plug-In Release.  Audible shall make best efforts to release a plug-in
          ---------------
for the RealPlayer G2 enabling the playback of Audible Content, developed pursuant to the Real Media Architecture Agreement entered into contemporaneously with this Agreement. RN will make commercially reasonable efforts to provide timely and effective support to Audible relating to the development and deployment of this plug-in. Audible shall release this plug-in no later than [*
* *], and shall release a client plug-in enabling mobile RealAudio downloading as soon as possible thereafter.

     5.2  [* * *].

     5.3  [* * *].

     5.4  [* * *].

6.   Support and Maintenance.
     -----------------------

     6.1  Customer Support. RN will provide first tier Support to its customers
          ----------------
who purchase less than 1,000 units of the Audible MobilePlayer. Audible shall provide Support to customers who purchase 1,000 or more units and whom have requested support directly from the manufacturer. Audible will, in turn, support RN's customer support staff in a commercially reasonable manner. The parties will agree on appropriate levels of Support for the Audible Products, but at a minimum each party will provide Support at the same professional and customer access levels as such party generally provides its customers for other of its products. In addition, Audible will designate a salesperson to do one demonstration of the Audible Products to RN's customers if the parties agree that it is appropriate.

     6.2  Training.  As soon as possible after the Effective Date, at its own
          --------
expense, Audible will exercise commercially reasonable best efforts to train RN's customer support personnel to be able to provide Support for the Audible Products. Such training shall occur at a mutually agreed upon location and time. Audible will provide RN's customer support personnel with on-going access to continuing training as reasonably mutually determined to be necessary to allow RN to meet its Support requirements as set forth in this Agreement.

     6.3  Product Marketing Materials.  As of the Effective Date, Audible has
          ---------------------------
supplied RN with background material concerning the nature, operation and customer benefits of the Audible Products, including but not limited to product descriptions, target customer segments, ROI analysis for corporate users, and descriptions of appropriate Audible Content. [* * *]. Audible shall provide RN with updates and additions to such background material if, as and when available and will promptly reply to any questions from RN about such background material. [* * *].

7.   [* * *] Development and Licensing Efforts.
             ---------------------------------

     7.1  Audible Security Technology.  Audible and RN may  work together, if
          ---------------------------
the parties agree it is commercially reasonable to do so, to adapt the Audible security technology into marketable server, tool and/or player products. At a minimum, under the RMA Agreement (see Section 3.1), Audible shall have the right to sell its RMA-based products incorporating Audible's security technology to RMA customers, subject to the terms of the RMA Agreement. In addition, and if RN and Audible agree that the Audible security technology is able to be extended and enhanced, the parties shall negotiate in good faith a


_________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

mutually acceptable licensing agreement which allows RN to resell such technology and include it in RN's product line.

     7.2  [* * *] Licensing Efforts. [* * *]
                  -----------------

     7.3  IMAS Pilot Program.  The parties agree to make commercially reasonable
          -------------------
best efforts to have in place at least [* * *] successful corporate reference deployments (as reasonably determined by the parties in good faith) within [* * *] days of execution of this Agreement as part of the Pilot Program designed to illustrate the appeal of the Audible Products. Audible shall make up to a total of [* * *] Audible MobilePlayers (inclusive of all [* * *] program participants) available [* * *] or the program participants provided that such qualified corporate customers are of a mutually agreed upon quality and prominence. RN shall provide all such program participants with sufficient intranet server software and [* * *] to participate in the program.

     7.4  IMAS Commercial Rollout. [* * *].  Audible agrees to fully cooperate
          -----------------------
with RN  in support of such a roll-out.

     7.5  Music Codec Collaboration.  Audible and RN will make commercially
          ----------------------------
reasonable efforts to select appropriate codecs for music content, taking into consideration issues including but not limited to performance and cost. If RN can provide a music codec acceptable to Audible, and Audible desires to use such codec, RN shall license Audible such codec under the terms and conditions of
Section 2.11 of this Agreement. If Audible uses a music codec other than one provided by RN, Audible shall make commercially reasonable best efforts to enable the Audible Plug-in to play streaming and downloaded music content via the RealPlayer.

8.   Marketing Activities.  The parties agree to cooperate in good faith on
     --------------------
mutually beneficial promotional and marketing activities, including but not limited to those activities set forth below:

     8.1  RN Marketing Programs.  RN shall generate marketing programs from time
          ---------------------
to time which may include but will not necessarily be limited to direct mailing, advertising, and limited-time promotional bundles. Audible will assist RN in these marketing programs through mutually agreed to special hardware pricing, content pricing, or other mutually agreed to considerations. In addition, Audible will, at RN's reasonable request, will provide RN with marketing collateral regarding the Audible Products, and assistance with sponsoring agreed upon marketing events.

     8.2  Promotion of Audible. RN shall make marketing and promotional
          --------------------
information about the Audible Products and the Audible web site available from various RN web sites within [* * *] of the Effective Date. [* * *].

     8.3  [* * *].

     8.4  Not for Resale Copies.  Audible will provide RN, at no charge, a
          ---------------------
reasonable number of copies of the Audible Products for internal testing purposes and for use in providing demonstrations to prospective customers.

     8.5  Public Announcements.  The parties agree to jointly implement
          --------------------
appropriate public relations activities in support of the launch of the Audible Products. The parties will cooperate on a press release and other activities intended to generate press coverage for the activities contemplated by this


_________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

Agreement. Each party must obtain the prior written consent of the other party before publishing or releasing any press release, advertising or other publicity concerning this Agreement or the relationship. The parties shall not issue any press release or other publicity concerning the nature of this Agreement until the Audible plug-in for RealPlayer G2 is released.

     8.6  Promotion of RN.  Audible shall make sufficient marketing and
          ---------------
promotional information, subject to RN's approval, about RN and the RealPlayer, including web links to Real.com, available from the Audible web site within 30 days of the release of the Audible Plug-in.

9.   Use of Trademarks.
     -----------------

     9.1  RN Marks.  Audible acknowledges that the marks of RN identified on
          --------
Exhibit C and other marks used by RN in connection with the RN Products (the "RN Marks") are trademarks of RN. RN hereby grants to Audible a non-exclusive, non-transferable, limited license to use, and Audible agrees that it shall always use, the RN Marks solely in connection with Audible's advertising, marketing and distribution of the Audible MobilePlayer and Audible Products which incorporates RN technology. Audible shall only use such trademarks in the form and manner set forth in RN's Trademark Usage Guidelines, as set forth on Exhibit C, or as otherwise prescribed by RN from time to time. Audible agrees to cooperate with RN in facilitating RN's monitoring and control of the nature and quality of products and services bearing the RN Marks, and to supply RN with specimens of Audible's use of the RN Marks upon request. Audible understands and agrees that the use of any RN Mark in connection with this Agreement shall not create any right, title or interest, in or to the RN Marks and that all such use and goodwill associated with the RN Marks will inure to the benefit of RN.

     9.2  Audible Marks.  RN acknowledges that the marks of Audible identified
          -------------
on Exhibit E and other marks used by Audible in connection with the Audible Products (the "Audible Marks") are trademarks of Audible. Audible hereby grants to RN a non-exclusive, non-transferable, limited license to use, and RN agrees that it shall always use, the Audible Marks solely in connection with RN's advertising, marketing and distribution of the Audible Products. RN shall only use such trademarks in the form and manner set forth in Audible's Trademark Usage Guidelines, as set forth on Exhibit E, or as otherwise prescribed by Audible from time to time. RN agrees to cooperate with Audible in facilitating Audible's monitoring and control of the nature and quality of products and services bearing the Audible Marks, and to supply Audible with specimens of RN's use of the Audible Marks upon request. RN understands and agrees that the use of any Audible Mark in connection with this Agreement shall not create any right, title or interest, in or to the Audible Marks and that all such use and goodwill associated with the Audible Marks will inure to the benefit of Audible.

     9.3  Notices.  Neither party shall remove or alter any trademark, service
          -------
mark, trade name, copyright or other proprietary notices appearing on or in copies of either party's products referred to herein or any documentation associated therewith, and shall include the same notices in and on all copies of any literature or materials made pursuant to this Agreement.

     9.4 Except as necessary to comply with Section 9.3, above, no rights in the trademarks, service marks, trade names, or other identifying names or symbols of third parties are conferred by this Agreement, [* * *].

10.  Limitations on Rights.  Except as expressly provided herein, the parties
     ----------------------
shall not copy, modify, reproduce, display, decompile, reverse engineer, localize, store, translate, sell, lease or otherwise transfer,


_________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

distribute or use any of the other party's Products or Documentation, in whole or in part, without the other party's prior written consent. All rights not specifically granted herein with respect to the RN Products are reserved to RN, and with respect to the Audible Products are reserved to Audible. Each party acknowledges that the other party's Products are being licensed, not sold to it, and that any distribution or delivery of any Products to an End User will be by license, which the End User will be required to accept prior to being able to use the Product.

11.  Compensation, Pricing and Payment.
     ---------------------------------

     11.1  Audible MobilePlayer.   Audible will provide the Audible MobilePlayer
           --------------------
and associated Audible Client Software to RN according to the Price List attached hereto as Exhibit F. The parties agree to review and may agree to revise the Price List based upon commercially reasonable data every six months during the Term or as otherwise agreed to in writing by the parties.

     11.2                 [* * *].


     11.3  Payment.  RN shall pay Audible for the Audible Products within thirty
           -------
(30) days of receipt of an invoice from Audible which reflects the purchase orders submitted by RN during the invoiced period. Audible shall pay RN royalties based on sales of hardware players bundled with RN technology in accordance with Section 2.10 and Exhibit H.

     11.4  Taxes.
           -----

           11.4.1 Audible shall pay all taxes, duties, import and export fees, and any other charges or assessments which are applicable to Audible's performance of this Agreement, and shall indemnify and hold RN harmless from any encumbrance, fine, penalty, or other expense which RN may incur as a result of Audible's failure to pay any such taxes, duties, fees, charges, or assessments. All amounts under this Agreement not paid by Audible when due shall accrue interest at the rate of one and one half-percent (1.5%) per month or the maximum amount allowed by law, whichever is lower.

           11.4.2 RN shall be responsible for paying all sales and RN corporate income taxes imposed on the sale of the Audible Products by RN. RN shall pay all taxes, duties, import and export fees, and any other charges or assessments which are applicable to RN's performance of this Agreement, and shall indemnify and hold Audible harmless from any encumbrance, fine, penalty, or other expense which Audible may incur as a result of RN's failure to pay any such taxes, duties, fees, charges, or assessments. All amounts under this Agreement not paid by Audible when due shall accrue interest at the rate of one and one half-percent (1.5%) per month or the maximum amount allowed by law, whichever is lower.


_________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

12.  Proprietary and Confidential Information.
     ----------------------------------------

     12.1 Title.  Title to and ownership of all copies of the RealPlayer and
          -----
Documentation, whether in machine-readable or printed form, and including, without limitation, derivative works prepared by Audible (but excluding the Audible Plug-in) or RN, and all related technical know-how and all rights therein (including, without limitation, rights in patents, copyrights, and trade secrets applicable thereto), are and shall remain the exclusive property of RN and its suppliers. Audible shall not take any action to jeopardise, limit or interfere in any manner with RN's ownership of and rights with respect thereto. Title to and ownership of all copies of the Audible Products, the Audible Plug-in and Documentation, whether in machine-readable or printed form, and including, without limitation, derivative works prepared by Audible, and all related technical know-how and all rights therein (including, without limitation, rights in patents, copyrights, and trade secrets applicable thereto), are and shall remain the exclusive property of Audible and its suppliers. RN shall not take any action to jeopardise, limit or interfere in any manner with Audible's ownership of and rights with respect thereto.

     12.2 Reverse Engineering.  Except as expressly provided herein, neither
          -------------------
party shall reverse engineer, decompile, reverse translate, or in any way attempt to derive any source code from the other's Products, or authorize or allow any of the foregoing, without the other party's prior written consent.

     12.3 Enforcement Responsibilities.  Each party shall take all reasonable
          ----------------------------
measures to ensure that the other's rights in the Products are not infringed and that all provisions in the End User License Agreements are honored. In the event of any violations or suspected violations of such, each party shall immediately notify the other and shall assist the other party to take whatever action is appropriate, including litigation to enforce such provisions.

     12.4 Confidentiality  Each party will keep confidential and will take all
          ---------------
necessary steps and precautions to cause its agents and employees to keep confidential the: (i) terms and conditions of this Agreement; and (ii) and any and all other information, whether disclosed orally or in writing, which is furnished by one party or which comes to the attention of or is acquired by the other party, and which is declared confidential, or should reasonably be construed to be confidential, including, but not limited to, information pertaining to business activities and operations, reports, ideas, concepts, techniques, designs, specifications, drawings, diagrams, data, code, customer lists, financial information, pricing information, business plans, company goals, expansion plans, or other technical or business information (collectively "Confidential Information"). Any Confidential Information disclosed in writing or in some other tangible form shall prominently display the phrase "Confidential Information." Each party agrees to safeguard the same from unauthorized disclosure or use. In addition, except as expressly provided herein, each party agrees not to disassemble, decompile, or otherwise reverse engineer the Products or technology of the other party or otherwise attempt to learn the source code, structure or algorithms or ideas underlying such products or technology or any Confidential Information, without the other party's prior written consent. The parties' obligations set forth in this section shall survive any expiration or termination of this Agreement. Upon a party's request, the other party shall promptly return all Confidential Information and all copies thereof, if any.

     12.5 Limitations on Obligations.  The obligations of confidentiality and
          --------------------------
non-disclosure imposed under this Section 10 shall not apply to data and information which: (a) is published or otherwise becomes available to the general public as part of the public domain without breach of this Agreement;
(b) is furnished to a party by a third person which does not involve a breach of the third person's obligations to party owning the Confidential Information; (c) was in a party's possession prior to the


_________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

disclosure by the non-disclosing party in accordance herewith or pursuant to other Agreements between the parties; (d) a party is required by law, regulation or judicial process, to disclose; or (e) a party establishes was developed independently of Confidential Information furnished to it.

13.  Warranties.
     ----------

     13.1 Audible hereby represents to RN that: (a) Audible is the exclusive owner of all rights and interests in the Audible Products (exclusive of those elements licensed from third parties) and has the right to grant the rights granted to RN herein; (b) neither the Audible Products nor the marketing or sale of the Audible Products by RN as authorized by this Agreement infringes any copyright, patent, trademark, license or other proprietary right of any person or entity; (c) the Audible Products do not contain any material that is libelous or defamatory or that discloses private or personal matters concerning any person, obscene, indecent or pornographic material or any computer "virus" or other contaminating or destructive feature; and (d) for a period of ninety (90) days from the date of delivery to the end user, that the Audible Products will perform in accordance with Audible's specifications and marketing materials concerning such Audible Products.

     13.2 [* * *].

     13.3 NO WARRANTY, CONDITION, UNDERTAKING OR TERM, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO THE CONDITION, QUALITY, DURABILITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF EITHER PARTY'S RESPECTIVE PRODUCTS IS GIVEN OR ASSUMED BY EITHER PARTY AND ALL SUCH WARRANTIES, CONDITIONS, UNDERTAKINGS AND TERMS ARE HEREBY EXCLUDED.

14.  [* * *]

15.  Limitation of Liability.  UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY,
     -----------------------
WHETHER IN TORT, CONTRACT OR OTHERWISE, SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL,


_________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION EVEN IF THE PARTY SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES.

16.  Term and Termination.
     --------------------

     16.1 Term.  This Agreement shall commence  on the Effective Date and shall
          ----
terminate two (2) years thereafter (the "Term"). This Agreement may only be renewed or extended pursuant to an agreement in writing that is signed by the authorized representatives of both parties.

     16.2 Termination for Breach.   This Agreement may be terminated by either
          ----------------------
party for cause immediately by written notice upon the occurrence of any of the following events: (i) if the other ceases to do business, or otherwise terminates its business, other than by reason of a sale of all or substantially all of the assets of such party or the merger or consolidation of such party;
(ii) if the other breaches any material provision of this Agreement and fails to fully cure such breach within thirty (30) days' of written notice describing the breach; or (iii) if the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust, deed, creditor's arrangement, or comparable proceeding, or if any such proceeding is instituted against the other and not dismissed within thirty (30) days. Either party may cease marketing, selling, or distributing any product hereunder immediately and without notice if the other party reasonably believes that such action is necessary in order to avoid potential liability to third parties or under applicable law.

     16.3 Effect of Termination. Upon termination of this Agreement, RN will
          ---------------------
stop marketing and selling the Audible Products, but RN may distribute its existing inventory of Audible Products and may distribute Audible Products electronically or physically as necessary to meet customer commitments in effect as of the date of termination, in accordance with this Agreement for a period of up to one hundred eighty (180) days. RN shall continue to pay Audible for all Audible Products distributed during such 180 period as provided in Sections 2.1,
11.1 and Exhibit F. Upon termination of this Agreement, Audible shall stop marketing and selling the RealPlayer and shall be under no further obligation to use the RealPlayer as Audible's desktop player; however, Audible may continue distributing the RealPlayer as provided herein for a period of up to one hundred eighty (180) days. Termination by either party will not affect the rights of any end user under the terms of the End User License Agreement.

     16.4 Survival.  The provisions of Sections 2.8, Exhibit H, 10, 12, 13, 14,
          --------
15, 16.3, 16.4, 17 and 18 shall survive expiration or termination of this Agreement.

17.  Dispute Resolution.  Any dispute arising out of or relating to this
     ------------------
Agreement shall be resolved in accordance with the procedures specified in this
Section 17, which shall be the sole and exclusive procedures for the resolution of any such dispute.

     17.1 Executive Negotiations.    The parties shall attempt in good faith to
          ----------------------
resolve any dispute relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy. In the event a dispute cannot be resolved, either party may give the other party written notice of any
dispute not resolved in the normal course of business.   Within fifteen (15)
days after delivery of such a notice, the receiving party shall submit to the other a written response. The notice and response shall include a statement of each party's position and a summary of arguments supporting that position. Within thirty (30) days after delivery of the disputing party's notice, the senior executive


_________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

officers of Audible and RN shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant to this Section 17.1 are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

     17.2 Arbitration.  If any dispute relating to this Agreement shall not have
          -----------
been resolved through the use of the non-binding procedures specified in Section
17.1 within one hundred (100) days of the initial notice of either party to the other of a dispute, such dispute shall be settled by binding arbitration; provided, however, that if one party has requested the other to participate in the non-binding procedure specified in Section 17.1 and the other has failed to participate, the requesting party may initiate arbitration before expiration of the above stated period. Arbitration shall be governed by AAA Rules, with arbitrators to be mutually agreed upon by the parties. Arbitration shall take place in King County, Washington. The arbitrators shall not be empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such damages with respect to any dispute or disagreement resolved by arbitration. Notwithstanding the foregoing, the prevailing party in any arbitration or other proceeding based on a dispute arising out of this Agreement or the RMA Agreement shall be entitled to recover its reasonable attorneys' fees and costs.

     17.3 Provisional Remedies.  A party, without prejudice to the mandatory
          --------------------
procedures of this Section 17, may file a complaint for statute of limitations or venue reasons, or seek a preliminary injunction or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Notwithstanding such action, the parties will continue to participate in good faith in the procedures specified in this
Section 17.

18.  General.
     -------

     18.1 Independent Contractor.  The relationship created by this Agreement is
          ----------------------
one of independent contractors, and not partners, franchisees or joint venturers. No employees, consultants, contractors or agents of one party are employees, consultants, contractors or agents of the other party, nor do they have any authority to bind the other party by contract or otherwise to any obligation, except as expressly set forth herein. They will not represent to the contrary, either expressly, implicitly or otherwise.

     18.2 Notices.  All notices and demands under this Agreement will be in
          -------
writing and will be delivered by personal service, confirmed fax, confirmed e-mail, express courier, or certified mail, return receipt requested, to the address of the receiving party set forth below, or at such different address as may be designated by such party by written notice to the other party from time to time. Notice will be effective on receipt. Notices should be addressed to:


_________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

     RN:                                         AI:
     Russell Braun                               Travis Millman
     GM, Strategic Products                      VP, Business Development
     RealNetworks, Inc.                          Audible Inc.
     1111 Third Avenue, Suite 2900               65 Willowbrook Blvd.
     Seattle, WA  98101                          Wayne, NJ  07470
     Voice: (206) 674-____                       Voice: 973-890-4070, x237
     Fax: (206) 674-____                         Fax: 973-890-2442
     E-mail: rbraun@real.com                     E-mail: travis@audible.com

     With a copy to:                             With a copy to:

     Kelly Jo MacArthur, VP & General Counsel
     Voice: (206) 674-2213                       Brian Fielding, Managing Director
     Fax: (206) 674-2695                          Business & Legal Affairs
     E-mail: kellyjo@real.com                    Voice: 973-890-4070, x225
                                                 Fax: 973-890-2442
                                                 E-mail: bfielding@audible.com

     18.3 No Assignment.  This Agreement may not be assigned by either party
          -------------
without the prior written consent of the other, except pursuant to the sale of substantially all assets of a party, or a merger or consolidation. This Agreement shall be binding upon and inure to the benefit of the parties' permitted successors and assigns.

     18.4 Export Licenses.  The parties acknowledge that the laws and
          ---------------
regulations of the United States may restrict the export and re-export of certain commodities and technical data of United States origin. Each party agrees that it will not export or re-export the Products in any form without the appropriate United States or foreign government licenses. In particular but without limitation, none of the Products, Documentation or underlying information or technology may be exported or re-exported (i) into (or to a national or resident of) Cuba, Iraq, Libya, Yugoslavia (Serbia and Montenegro), North Korea, Iran, Angola, Sudan, Syria or any other country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designed Nationals or the U.S. Commerce Department's Table of Deny Orders.

     18.5 U.S. Government Contracts.  If either party is acquiring Products and
          -------------------------
Documentation on behalf of the U.S. Government, the following provisions apply: if Products are supplied to the Department of Defense ("DOD"), Products are subject to "Restricted Rights," including a legend to be affixed to the Products, as that term is defined in the DOD Supplement to the Federal Acquisition Regulations ("DFAR") in paragraph 252.227-7013(c)(1). If Products are supplied to any unit or agency of the U.S. Government other than DOD, the U.S. Government's rights in the Products will be as defined in paragraph 52.227-19(c)(2) of the Federal Acquisition Regulations ("FAR").

     18.6 Miscellaneous.  This Agreement, and the Exhibits attached hereto and
          -------------
made a part hereof, together with the RMA Agreement dated as of November 12, 1998, constitutes the complete and exclusive agreement between RN and Audible with respect to its subject matter, and supersede all prior oral or written understandings, communications or agreements not specifically incorporated herein or therein. This Agreement, when executed in combination with the RMA Agreement dated as of November 12, 1998, supersedes in whole the Bundling Agreement dated as of July 27, 1997. This Agreement may


_________
***Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.

not be modified except in a writing duly signed by an authorized officer of RN and Audible. The waiver by either party of any breach of this Agreement by the other party will not waive subsequent defaults by such party of the same or a different kind. If any provision of this Agreement is held to be unenforceable for any reason, such provision shall be reformed only to the extent necessary to make it enforceable, and such decision shall not affect the enforceability of such provision under other circumstances, or of the remaining provisions hereof under all circumstances. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions. Any and all remedies herein expressly conferred upon a party shall be deemed cumulative and not exclusive of any other remedy conferred hereby or by law, and the exercise of any one remedy shall not preclude the exercise of any other. Headings shall not be considered in interpreting this Agreement.

     18.7  [* * *].

           18.7.1  [* * *].

     18.8  Governing Law.  This Agreement shall be governed by the laws of the
           -------------
State of Washington, United States of America, excluding that body of law known as conflicts of law. This Agreement shall not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded.

INTENDING TO BE LEGALLY BOUND, the parties have executed this Agreement by their duly authorized representatives, to be effective as of the date first written above.



AUDIBLE INC.                           REALNETWORKS, INC.


By /s/ Andy Huffman                    By /s/ Rob Glaser
   ---------------------------            -----------------------------
       Andy Huffman                           Rob Glaser
       President & CEO                        CEO

Date: 11/12/98                          Date: 11/23/98
      ------------------------                -------------------------